UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

Icon Development, Inc.
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1235 Quayside Drive, Suite 703, New Westminster, BC V3M 6J5
(Address of principal executive offices, including Zip Code)

(604) 515-8065
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Icon Development, Inc. (“Icon”), Icon Acquisition Corporation (“Merger Sub”), American Xeno, Inc. (“Xeno”) and the stockholders of Xeno executed an Agreement and Plan of Merger dated April 24, 2007 (the “Agreement”). Pursuant and subject to the terms of the Agreement, Xeno will merge with Merger Sub, a subsidiary of Icon, with the resulting merged company being a wholly-owned subsidiary of Icon (the “Merger”). In connection with the Merger, Icon has agreed to issue to the stockholders of Xeno for each two issued and outstanding shares of common stock of Xeno one share of common stock of Icon resulting in an aggregate issuance of 29,750,000 shares of common stock. Completion of the Merger is subject to, among other things, the completion of due diligence investigations by the respective parties and the satisfaction or waiver (subject to applicable laws) of certain conditions contained in the Agreement.

In connection with the execution of the Agreement, Icon, Xeno, Ken Swaisland and Elliot Liebowitz entered into a pledge agreement as of the same date (the “Pledge Agreement”), whereby Mr. Swaisland and Mr. Liebowitz, who are both significant stockholders of Xeno and together hold approximately 54% of all of the common stock of Xeno, agreed to grant to Icon a security interest in all of their common stock of Xeno as security for the repayment of all advances of funds, currently in the aggregate amount of $325,000, made by Icon to Xeon should the Merger not be consummated pursuant to certain of the terms and conditions of the Agreement.

The foregoing descriptions of the Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by the provisions of the Agreement and the Pledge Agreement themselves, which are attached hereby as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Attached as Exhibit 99.1 to the Form 8-K is a press release dated April 24, 2007, which exhibit is being furnished pursuant to this Item 8.01 and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated April 24, 2007 among Icon, Merger Sub, Xeno and the stockholders of Xeno
Exhibit 10.1	Pledge Agreement dated April 24, 2007 among Icon, Xeno, Ken Swaisland and Elliot Liebowitz
Exhibit 99.1	Press Release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON DEVELOPMENT, INC.

Date:	April 25, 2007	/s/ Kennedy Kerster
Kennedy Kerster
President, Chief Executive Officer, and Chief
Financial Officer

EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION

2.1	Agreement and Plan of Merger dated April 24, 2007 among Icon Development, Inc., Icon Acquisition Corporation, American Xeno, Inc. and the stockholders of American Xeno, Inc.
10.1	Pledge Agreement dated April 24, 2007 among Icon Development, Inc., American Xeno, Inc., Ken Swaisland and Elliot Liebowitz
99.1	Press Release dated April 24, 2007